 Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-90616, No. 33-80797, No. 333-6390, No. 333-6862, No. 333-7226, No. 333-12732 and No. 333-109572) of STMicroelectronics N.V. of our reports dated February 16, 2005 relating to the financial statements and financial statement schedule, which appear in this Form 20-F.

PricewaterhouseCoopers SA

M Foley	H-J Hofer

Geneva, March 22, 2005

PricewaterhouseCoopers is represented in more than 140 countries worldwide and in Switzerland in Aarau, Basle, Berne, Chur, Geneva, Lausanne, Lucerne, Lugano, Neuchâtel, Sion, St. Gall, Thun, Winterthur, Zug and Zurich and offers Assurance, Tax & Legal and Advisory services.